EXHIBIT 32.1
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                   CERTIFICATION OF PERIODIC FINANCIAL REPORT


Pursuant to 18 U.S.C. 1350, the undersigned, Louis P. Scheps, the President and Chief Executive Officer, and Jeffery A. Baird, the Chief Financial Officer of CAS Medical Systems, Inc., (the "issuer"), do hereby certify that the report on Form 10-QSB accompanying this certification (the "report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.



/s/ Louis P. Scheps
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Louis P. Scheps
Chairman of the Board, President and
Chief Executive Officer
CAS Medical Systems, Inc.
May 10, 2006





/s/ Jeffery A. Baird
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Jeffery A. Baird
Chief Financial Officer
CAS Medical Systems, Inc.
May 10, 2006